UNION BANKSHARES, LTD.

                           OPTION BONUS PLAN


1.   PURPOSE.

     The Union Bankshares, Ltd. Option Bonus Plan ("Plan") allows selected members of the management group of Union Bankshares, Ltd. and its subsidiaries to elect to receive their year-end bonuses in the form of stock options, thereby providing additional incentives to management and further aligning the interests of management and the Company's stockholders. The Plan also is designed to attract key management employees and retain and motivate participating employees by providing an opportunity for investment in the Company.


2.   DEFINITIONS.

     2.1   "Board" means the Board of Directors of the Company.

     2.2 "Bonus" means the bonus, if any, awarded by the Company or its subsidiaries to an Eligible Person at the end of the fiscal year.

     2.3 "Committee" means a committee consisting of at least two disinterested members of the Board who are empowered hereunder to take actions in the administration of the Plan. The Committee shall be so constituted at all times as to permit the Plan to comply with Rule 16b-3 or any successor rule promulgated under the 1934 Act. Members of the Committee shall be appointed by the Board, shall serve at the pleasure of the Board, and may resign at any time upon written notice to the Board.

     2.4 "Company" means Union Bankshares, Ltd. and its subsidiaries, except where the context otherwise requires.

     2.5 "Effective Date" means the effective date of the Plan, May 22, 1996.

     2.6 "Eligible Employee" means any full-time key employee of the Company whom the Committee determines is important to the success of the Company and declares eligible for participation in the Plan in a given Plan Year.

     2.7   "ERISA" means Title I of the Employee Retirement Income
Security Act.

     2.8 "Fair Market Value." If the Stock is not traded publicly, the Fair Market Value of a share of Stock on any date shall be determined, in good faith, by the Committee after such consultation with such outside legal, accounting, and other experts as the Committee may deem advisable. The Committee shall maintain a written record of its method of determining such value. If the Stock is traded publicly, the Fair Market Value of a share of Stock on any date shall be the average of the representative closing bid and asked prices, as quoted by the National Association of Securities Dealers through NASDAQ (its automated system for reporting quotes), for the date in question or, if the Stock is listed on the NASDAQ National Market System or is listed on a national stock exchange, the officially quoted closing price on NASDAQ or such exchange, as the case may be, on the date in question.

     2.9 "IRC" means the federal Internal Revenue Code of 1986, as amended.

     2.10 "Incentive Stock Option" means any Option designated as such and granted in accordance with IRC Section 422.

     2.11 "Non-Statutory Option" means any Option other than an Incentive Stock Option.

     2.12 "Option" means the right to purchase Stock at a stated price for a specified period of time.

     2.13 "Option Agreement" means the written agreement between the Company and an Option Holder specifying the terms and conditions of the Option.

     2.14   "Option Holder" means a person who owns an Option.

     2.15 "Option Period" means the period of time within which an Option may be exercised.

     2.16 "Option Price" means the price at which shares of Stock subject to an Option may be purchased.

     2.17 "Option Value" means the value of an Option granted pursuant to the terms of this Plan calculated using the Black/Scholes valuation method or such other valuation method or methods, designed to measure the fair market value of the Option, approved by the Committee at any time or from time to time.

     2.18 "Participant" means an Eligible Employee who is participating in the Plan.

     2.19 "Plan Year" means each 12-month period beginning January 1 and ending the following December 31, except that for the first year of the Plan, the Plan Year shall begin on the Effective Date and extend to December 31, 1996.

     2.20   "Shares" means shares of Stock.

     2.21 "Stock" means the common stock, $.001 par value, of the Company.

     2.22   "1934 Act" means the Securities Exchange Act of 1934.

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3.   ADMINISTRATION.

     3.1  Committee.  The Plan shall be administered by the
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Committee.  In its sole discretion, the Committee shall select
Eligible Employees to whom Options may be granted, the type of Options, the amount of Options, and any other terms for Options as the Committee may deem necessary or desirable and consistent with the Plan. The Committee shall determine the form(s) of the agreements with Participants which shall evidence the particular provisions, terms, conditions, rights, and duties of the Company and the Participants with respect to Options granted pursuant to the Plan, which provisions need not be identical except as may be provided by the Plan. The Committee may adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or in any agreement entered into in accordance with the Plan in the manner and to the extent the Committee shall deem expedient. The Committee shall be the sole and final judge of such expediency. The determinations, interpretations, and other actions of the Committee pursuant to the Plan shall be binding and conclusive on all persons for all purposes.

     3.2  Good Faith Determinations.  No member of the Committee
          -------------------------
shall be liable for any action or determination made in good faith.
In addition to their rights as directors, all members of the Committee shall be fully protected by the Company with respect to any good faith action, determination, or interpretation.


4.   ELIGIBILITY FOR PARTICIPATION.

     In its sole discretion and on an annual basis, the Committee shall determine who is eligible for the Plan in that year by selecting Eligible Employees who are performing, or will perform, important services in the management, operation, and development of the Company, and significantly contribute, or are expected to significantly contribute, to the achievement of long-term corporate economic objectives. Selection as an Eligible Employee for a given Plan Year shall provide no assurance of selection as an Eligible Employee in any subsequent year.


5.   GRANTING OF BONUSES; CASH/OPTION ELECTION.

     5.1  Participant's Receipt of Bonuses.  Effective with respect
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to Bonuses, if any, that are granted after the Effective Date, each
Eligible Employee shall have the opportunity to elect to receive such Bonus, if any, in cash, Options in accordance with the Plan, or a combination of cash and Options. In the first year of the Plan, each Eligible Employee shall file with the Company prior to June 30 an election notice in the form attached hereto as Exhibit A setting forth his election for that Plan Year. In subsequent Plan Years, each Eligible Employee selected for that Plan Year shall be deemed to have renewed his prior year's election on the same terms unless he files a revised election notice prior to June 30 of that Plan Year. No election may be amended or modified for a given Plan Year after 5:00 p.m., Mountain Daylight Time, on June 30 of that Plan Year.

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     5.2  Number of Options Granted.  The number of Options to be
          -------------------------
granted to a Participant shall be equal to the dollar amount of his Bonus, if any, elected to be received in the form of Options divided by the Option Value. Fractional Options will be disregarded. The Company shall have no obligation to make any cash payment with respect to such fractions. Notwithstanding any other provision of the Plan, the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by an Option Holder in any calendar year, under the Plan or otherwise, shall not exceed $100,000. For this purpose, the Fair Market Value of the Shares shall be determined as of the time an Option is granted.

     5.3  Option Agreements.  Each Participant electing to receive
          -----------------
some or all of his Bonus in the form of Options shall enter into an Option Agreement with the Company. Each Option Agreement shall specify: the number of shares of Stock covered by the Option, the Option Price, the period of time within which the Option may be exercised, and any other terms or conditions not inconsistent with the Plan, as the Committee may consider appropriate. Options granted pursuant to the Plan shall be deemed to be granted as of the date specified in the grant resolution of the Committee, which date shall be the date of any related agreement with the Participant. In the event of any inconsistency between the provisions of the Plan and any such agreement entered into hereunder, the provisions of the Plan shall govern.

     5.4  Type of Options.  In its sole discretion, the Committee
          ---------------
shall designate whether an Option is to be considered an Incentive Stock Option or a Non-Statutory Option. The Committee may grant both an Incentive Stock Option and a Non-Statutory Option to the same Participant at the same time or at different times. Incentive Stock Options and Non-Statutory Options, whether granted at the same or different times, shall be deemed to have been awarded in separate grants and shall be clearly identified. The exercise of one Option shall not affect the right to exercise any other Option or affect the number of Shares for which any other Option may be exercised.

     5.5  Price.  Except as provided below, the exercise price per
          -----
share of Stock for the shares to be purchased pursuant to the exercise of any Option shall be 100% of the Fair Market Value of a share of Stock on the date on which the Participant is granted the Option. The Committee, however, shall have the discretion to grant Non-Statutory Options at a price between Fair Market Value and 85% of the Fair Market Value. In addition, the Option Price for each Share covered by an Incentive Stock Option granted to an Eligible Employee who then owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company must be at least 110% of the Fair Market Value of the Stock subject to the Incentive Stock Option on the date the Option is granted.

     5.6  Duration of Options.  The Option Period within which an
          -------------------
Option may be exercised by the Option Holder must expire not more than ten (10) years from the date an Option is granted. The Option Period of an Incentive Stock Option granted to an Eligible Employee who then owns Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company must expire not more than five (5) years from the date such an Option is granted. Options shall

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vest and be exercisable six (6) months after the date of the grant of the Option, except as provided in Articles 12 and 13.

     5.7  Adjustment of Options.  The Committee may make any
          ---------------------
adjustment in the Option Price, the number of shares subject to, or the terms of, an outstanding Option and a subsequent granting of an Option by amendment or by substitution of an outstanding Option. Such amendment, substitution, or re-grant may result in terms and conditions (including Option Price, number of shares covered, vesting schedule or exercise period) that differ from the terms and conditions of the original Option. The Committee may not, however, adversely affect the rights of any Participant to previously granted Options without the consent of such Participant. If such action is affected by amendment, the effective date of such amendment shall be the date of the original grant.


6.   SHARES OF STOCK SUBJECT TO THE PLAN.

     6.1  Maximum Number.  The maximum aggregate number of shares of
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Stock that may be made issued pursuant to the exercise of Options, any or all of which may be Incentive Stock Options, shall be 150,000 shares. If any shares of Stock subject to Options are not purchased or otherwise paid for before such Options expire, such shares may again be made subject to Options.

     6.2  Adjustments.  If the Company shall at any time increase or
          -----------
decrease the number of its outstanding shares of Stock or change in any way the rights and privileges of such shares by means of the payment of a stock dividend or any other distribution upon such shares payable in Stock, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Stock, then in relation to the Stock that is affected by one or more of the above events, the numbers, rights and privileges of the following shall be increased, decreased or changed in like manner as if they had been issued and outstanding, fully paid and nonassessable at the time of such occurrence: (i) the shares of Stock as to which Options may be granted under this Plan; and (ii) the shares of Stock then included in each outstanding Option granted hereunder.

     6.3  Dividend Payable in Stock of Another Corporation.  If the
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Company shall at any time pay or make any dividend or other distribution upon the Stock payable in securities of another corporation or other property (except money or Stock), a proportionate part of such securities or other property shall be set aside and delivered to any Participant then holding an Option for the Stock for which the dividend or other distribution was made, upon exercise thereof. Prior to the time that any such securities or other property are delivered to a Participant in accordance with the foregoing, the Company shall be the owner of such securities or other property and shall have the right to vote the securities, receive any dividends payable on such securities, and in all other respects shall be treated as the owner. If securities or other property which have been set aside by the Company in accordance with this Section are not delivered to a Participant because an Option is not exercised, then such securities or other property shall remain the property of the Company and shall be dealt with by the Company as it shall determine in its sole discretion.

     6.4  Other Changes in Capital Stock.  In the event there shall
          ------------------------------
be any change, other than as specified in Sections 6.2 and 6.3, in the number or type of outstanding shares of Stock or of any stock or other securities into which the Stock shall be changed or for which it shall have been exchanged, and if the Committee shall in its discretion determine that such change equitably requires an adjustment in the number of shares subject to outstanding Options or which have been reserved for issuance pursuant to this Plan but are not then subject to an Option, then such adjustments shall be made by the Committee and shall be effective for all purposes of this Plan and on each outstanding Option that involves the type of Stock for which a change was effected.

     6.5  Rights to Subscribe.  If the Company shall at any time
          -------------------
grant to the holders of its Stock rights to subscribe pro rata for additional shares thereof or for any other securities of the Company or of any other corporation, there shall be reserved with respect to the shares of Stock then subject to an Option held by any Participant, the Stock or other securities which the Participant would have been entitled to subscribe for if immediately prior to such grant the Participant had exercised his entire Option. If, upon exercise of any such Option, the Participant subscribes for the additional Stock or other securities, the Participant shall pay to the Company the price that is payable by the Participant for such Stock or other securities.

     6.6  General Adjustment Rules.  If any adjustment or
          ------------------------
substitution provided for in this Article 6 shall result in the creation of a fractional share, the Company shall, in lieu of selling or otherwise issuing such fractional share, pay to the Participant a cash sum in an amount equal to the product of such fraction multiplied by the Fair Market Value of a share on the date the fractional Share would otherwise have been issued. In the case of any substitution or adjustment provided for in this Article 6 affecting an Option, the total purchase price for the shares of Stock then subject to an Option shall remain unchanged but the purchase price per share under each such Option shall be equitably adjusted by the Committee to reflect the greater or lesser number of shares of Stock or other securities into which the Stock subject to the Option may have been changed.


7.   EXERCISE OF OPTION.

     7.1  Exercise of Option.
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          (a)  The method for exercising an Option shall be by
delivery to the Corporate Secretary of the Company of written notice specifying the number of Shares with respect to which such Option is exercised and payment of the Option Price. Such notice shall be in a form satisfactory to the Committee and shall specify the particular Option (or portion thereof) which is being exercised and the number of Shares with respect to which the Option is being exercised. The exercise of the Option shall be deemed effective upon receipt of such notice by the Corporate Secretary and payment to the Company. The purchase of such Stock shall take place at the principal offices of the Company upon delivery of such notice, at which time the purchase price of the Stock shall be paid in full by any of the methods or any combination of the methods set forth below. A properly executed certificate or certificates representing the Stock shall be issued by the Company and delivered to the Option Holder. If certificates representing Stock

are used to pay all or part of the Option Price, separate certificates for the same number of shares of Stock shall be issued by the Company and delivered to the Option Holder representing each certificate used to pay the Option Price, and an additional certificate shall be issued by the Company and delivered to the Option Holder representing the additional shares, in excess of the Option Price, to which the Option Holder is entitled as a result of the exercise of the Option.

          (b) The exercise price shall be paid by any of the following methods or any combination of the following methods:

                 (i)     cash;

                (ii) cashier's check payable to the order of the Company;

               (iii) delivery to the Company of certificates representing the number of Shares then owned by the Option Holder, the Fair Market Value of which equals the purchase price of the Stock purchased pursuant to the Option, properly endorsed for transfer to the Company; provided however, that Shares used for this purpose must have been held by the Option Holder for such minimum period of time as may be established from time to time by the Committee; for purposes of this Plan, the Fair Market Value of any Shares delivered in payment of the purchase price upon exercise of the Option shall be the Fair Market Value as of the exercise date; the exercise date shall be the day the delivery of the certificates for the Stock used as payment of the Option Price; or

                (iv) delivery to the Company of a properly executed notice of exercise together with irrevocable instructions to a broker to deliver to the Company promptly the amount of the proceeds of the sale of all or a portion of the Stock or of a loan from the broker to the Option Holder necessary to pay the exercise price.

          (c) In the discretion of the Committee, the Company may guaranty a third-party loan obtained by a Participant to pay part or all of the Option Price of the Shares provided that such loan or the Company's guaranty is secured by the Shares.

     7.2  Stock Restriction Agreement.  The Committee may provide
          ---------------------------
that shares of Stock issuable upon the exercise of an Option shall, under certain conditions, be subject to restrictions whereby the Company has a right of first refusal with respect to such shares or a right or obligation to repurchase all or a portion of such shares, which restrictions may survive a Participant's term as a director of the Company. The acceleration of time or times at which an Option becomes exercisable may be conditioned upon the Participant's agreement to such restrictions.

     7.3  Disposition of Forfeited Options.  Any shares of Stock
          --------------------------------
subject to Options forfeited by a Participant shall not thereafter be eligible for purchase by the Participant but may be made subject to Options granted to other Participants.

8.   REGISTRATION OF OPTIONED SHARES.

     The Options shall not be exercisable unless the purchase of such optioned shares is pursuant to an applicable effective registration statement under the Securities Act of 1933, as amended, or unless, in the opinion of counsel to the Company, the proposed purchase of such optioned shares would be exempt from the registration requirements of the Act and from the registration or qualification requirements of applicable state securities laws.


9.   WITHHOLDING.

     9.1  Withholding Requirement.  The Company's obligations to
          -----------------------
deliver shares of Stock upon the exercise of an Option shall be subject to the Participant's satisfaction of all applicable federal, state, and local income and other tax withholding requirements, if any.

     9.2  Withholding With Stock.  In its sole discretion, the
          ----------------------
Committee may allow a Participant to pay all such amounts of tax withholding, or any part thereof, by electing to transfer to the Company, or to have the Company withhold from Shares otherwise issuable to the Participant, Shares having a value equal to the amount required to be withheld or such lesser amount as may be elected by the Participant. All elections shall be subject to the approval or disapproval of the Committee. The value of Shares to be withheld shall be based on the Fair Market Value of the Stock on the date that the amount of tax to be withheld is to be determined (the "Tax Date"). Any such elections by Participants to have Shares withheld for this purpose will be subject to the following restrictions:

          (a)  All elections must be made prior to the Tax Date.

          (b)  All elections shall be irrevocable.

          (c) If the Participant is an officer or director of the Company pursuant to Section 16 of the 1934 Act, the Participant must satisfy the requirements of Section 16 and any applicable rules thereunder with respect to the use of Stock to satisfy such tax withholding obligation.


10.  TRANSFERABILITY.

     No Option granted under this Plan, nor any other rights acquired by a Participant under this Plan, shall be assignable or transferable by a Participant, other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the IRC, ERISA, or the rules thereunder.

11.  TERMINATION OF EMPLOYMENT.

     11.1 Termination for Cause.  If the employment of an Option
          ---------------------
Holder is terminated within the Option Period for cause, as determined by the Company, any Option held by him shall be void thereafter for all purposes. "Cause" shall mean a gross violation, as determined by the Company, of the Company's established policies and procedures.
The effect of this section shall be limited to determining the consequences of a termination. Nothing in this section shall restrict or otherwise interfere with the Company's discretion with respect to the termination of any employee.

     11.2 Retirement.  If an Option Holder terminates his
          ----------
employment with the Company in a manner determined by the Committee, in its sole discretion, to constitute retirement (which determination shall be communicated in writing to the Option Holder within ten
(10) days of such termination), any Option held by him may be exercised by the Option Holder within three (3) months following retirement, but not thereafter; provided that any Non-Statutory Option may be exercised by the Option Holder within twelve (12) months following retirement, but not thereafter.

     11.3 Death.  If an Option Holder dies during the Option
          -----
Period while still employed or within the three-month period referred to in Sections 11.2 or 11.5, any Option held by him may be exercised by those entitled to do so under the Option Holder's will or by the laws of descent and distribution within twelve (12) months following the Option Holder's death, but not thereafter.

     11.4 Disability.  If an Option Holder becomes disabled
          ----------
(within the meaning of IRC Section 22(e)), during the Option Period while still employed, the Option Holder may exercise any Option held by him within twelve (12) months following his disability, but not thereafter.

     11.5 Other.  If the employment of an Option Holder by the
          -----
Company is terminated within the Option Period for any reason other than cause, retirement, death, or disability, any Option held by him may be exercised by the Option Holder within three (3) months following the date of such termination, but not thereafter.

     11.6 Option Period.  Nothing in Article 11 shall alter the
          -------------
requirement that the exercise of any Option must occur within the Option Period; provided, however, that if the Option Holder's employment with the Company is terminated for any reason other than for "cause" as described in Section 11.1 and some or all of the Options granted to such Option Holder under this Plan are not exercisable because six months have not elapsed since the granting of such Options as required by Section 5.6, then the Committee shall accelerate the exercise dates of such Options to the date of termination provided that such Option Holder agrees not to sell or otherwise dispose of any Shares received from exercising such Option until at least six months have elapsed from the date of the grant of such Option.

12.  CHANGE IN CONTROL.

     12.1 Options.  In the event of a change in control of the
          -------
Company as defined below, the Committee shall accelerate the exercise dates of any outstanding Options or make all such Options fully vested and exercisable and may, in their sole discretion, without obtaining stockholder approval, to the extent permitted by Article 14, take any or all of the following actions:

          (a) grant a cash bonus award to any Participant in an amount necessary to pay the exercise price of all or any portion of the Options then held by such Participant;

          (b) pay cash to any or all Participants in exchange for the cancellation of their outstanding Options in an amount equal to the difference between the exercise price of such Options and the greater of the tender offer price for the underlying Stock or the Fair Market Value of the Stock on the date of the cancellation of the Options; or

          (c) make any other adjustments or amendments to the outstanding Options.

     12.2 Definition.  For purposes of this Plan, a "change in
          ----------
control" shall be deemed to have occurred if:

          (a) any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the 1934 Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or Mr. Charles R. Harrison, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of more than 33-1/3% of the then outstanding voting stock of the Company;

          (b) at any time during any period of three consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board (and any new director whose election by the Board or whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority thereof; or

          (c) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

13.  REORGANIZATION OR LIQUIDATION.

     13.1 Trigger Events.
          --------------

          (a) The Committee shall have the power and discretion to prescribe the terms and conditions for the exercise of, or modification of, Options granted under the Plan in the event:

                 (i) the Company is merged or consolidated with another corporation (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding Shares);

                (ii) all or substantially all of the assets or more than 50% of the outstanding voting stock of the Company is acquired by any other corporation, business entity, or person (other than a sale or conveyance in which the company continues as a holding company of an entity or entities that conduct the business or businesses formerly conducted by the Company); or

               (iii) the Company is reorganized (other than a reorganization under the U.S. Bankruptcy Code) or liquidated.

          (b) The provisions of this Article 13 shall not apply to any transaction covered by Article 12 or any transaction undertaken for the purpose of reincorporating the Company under the laws of another jurisdiction, if such transaction does not materially affect the beneficial ownership of the Company's capital stock.

     13.2 Authorized Actions.  By way of illustration, and not by
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way of limitation, the Committee may provide for the complete or partial acceleration of the dates of exercise of the Options, or may provide that such Options will be exchanged or converted into options to acquire securities of the surviving or acquiring corporation, or may provide for a payment or distribution in respect of outstanding Options (or the portion thereof that is currently exercisable) in cancellation thereof. The Committee may provide that Options must be exercised in connection with the closing of such transaction, and that if not so exercised such Options will expire. Any such determinations by the Committee may be made generally with respect to all Participants, or may be made on a case-by-case basis with respect to particular Participants.


14.  AMENDMENT.

     The Board or Committee may alter, amend, suspend, or discontinue the Plan, including, where applicable, any modifications or amendments as it shall deem advisable in order to conform to any regulation or to any change in any law or regulation applicable thereto; provided, however, that no such action shall adversely affect the rights and obligations with respect to Options at any time outstanding under the Plan; and provided further that no such action shall, without the approval of the stockholders of the Company, (i) materially increase the maximum number of shares of Stock that may be made subject to Options (unless necessary

to effect the adjustments required by Article 6), (ii) materially increase the benefits accruing to Participants under the Plan, or
(iii) materially modify the requirements as to eligibility for participation in the Plan. Subject to the foregoing, the provisions of the Plan which set forth the number of shares of Stock for which Options shall be granted, the timing of Option grants and the Option exercise price shall not be amended more than once every six (6) months other than to comport with changes in the IRC, ERISA, or the rules thereunder.


15.  BROKERAGE ARRANGEMENTS.

     The Committee, in its discretion, may enter into arrangements with one or more banks, brokers or other financial institutions to facilitate the disposition of shares acquired upon exercise of Options including, without limitation, arrangements for the simultaneous exercise of Options and sale of the shares acquired upon such exercise.


16.  NO RIGHTS AS A STOCKHOLDER.

     A Participant shall have no rights as a stockholder with respect to any shares of Stock subject to an Option. Except as provided in
Section 6.2, no adjustment shall be made in the number of shares of Stock issued to a Participant, or in any other rights of the Participant upon exercise of an Option by reason of any dividend, distribution, or other right granted to stockholders for which the record date is prior to the date of exercise of the Participant's Option.


17.  NO EFFECT UPON STOCKHOLDER RIGHTS.

     Nothing in this Plan shall interfere in any way with the right of the stockholders of the Company to terminate the employment of the Participant pursuant to applicable state laws and the Company's
Certificate of Incorporation and Bylaws.


18.  NONEXCLUSIVITY OF THE PLAN.

     Neither the adoption of the Plan by the Board nor the submission of the Plan to stockholders of the Company for approval shall be construed as creating any limitations on the power or authority of the Board to adopt such other or additional compensation arrangements of whatever nature as the Board may deem necessary or desirable or preclude or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to Eligible Employees, which the Company now has lawfully put into effect.

19.  EFFECTIVE DATE.

     This Plan was adopted by the Board of Directors of the Company and became effective on May 22, 1996 and was approved by the stockholders of the Company on May 22, 1996.


20.  DURATION OF THE PLAN.

     The Plan shall terminate at such time as may be determined by the Board, and no Option shall be granted after such termination. If not sooner terminated under the preceding sentence, the Plan shall fully cease and expire on May 21, 2006. Options outstanding at the time of the Plan termination may continue to be exercised in accordance with their terms.

                                 -13-